UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 27, 2006


                          MONTEREY GOURMET FOODS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                 001-11777                77-0227341
(State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)

                             ______________________


                               1528 Moffett Street
                            Salinas, California 93905
               (Address of principal executive offices) (Zip Code)

                             ______________________


       Registrant's telephone number, including area code: (831) 753-6262


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

         On June 28, 2006, Monterey Gourmet Foods, Inc. announced that it had completed a private placement of 2,174,000 shares of its Common Stock, $.001 par value, with a per share cash purchase price of $5.75, pursuant to the terms of agreement with the investors signed June 12, 2006 and reported in the Company's Form 8-K filed June 13, 2006. The financing will result in net proceeds to Monterey of approximately $11,700,000 after the deduction of offering expenses.

         As part of the transaction, investors received warrants to purchase 652,500 additional shares at an exercise price of $7.50 per share. The warrants remain exercisable for a period of five years from the closing of the offering. The warrants are subject to conversion at the option of the Company after 18 months if, among other things, the registration statement is effective and the volume weighted average price of the Company's common stock is $15 or higher for 20 consecutive trading days.

         The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.


Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

         The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 28, 2006                   MONTEREY GOURMET FOODS, INC.

                                       By: /s/ SCOTT S. WHEELER
                                           -------------------------------------
                                           Scott S. Wheeler
                                           Chief Financial Officer


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

                                  EXHIBIT INDEX


Exhibit No.                            Description
 -----------  ------------------------------------------------------------------
 99.1         Press release of Monterey Gourmet Foods, Inc., dated June 28, 2006



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